101002

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Statement of Alternate Due Date

Filed in the office of	Document Number 20170241355-50
Barbara K. Cegavske	Filing Date and Time 06/01/2017 8:24 AM
Secretary of State State of Nevada	Entity Number E0568182005-4

This form is used to select an alternate due date for the annual list of officers and state business license application. There is no fee for this election.

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Entity
PREDICTIVE TECHNOLOGY GROUP, INC.

2. Nevada Business ID#: NV20051576128

3. The above named entity elects to have an alternate list due date.

4. Current month due: 08/31/2017

5. New month due: 06/30/2017

6. Signature:

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X - Director/CEO
Signature of Officer or Other Authorized Signature

06/01/2017
Date

Filing Fee: None